CADIZ INC. 2004 MANAGEMENT BONUS PLAN

     The Compensation Committee of Cadiz Inc. (the "Corporation") acted on December 7, 2004 to establish this executive officer compensation plan pursuant to which a total of 10,000 shares of the Corporation's common stock (valued at $12.00 per share) shall be issued to Mr. Keith Brackpool, Chairman and Chief Executive and Financial Officer of the Corporation, as a performance bonus. Such shares shall be issued immediately following the effectiveness of a Form S-8 registration statement under the Securities Act of 1933. In addition, Mr. Brackpool shall be awarded a cash bonus of $120,000 with immediate effect.